FINANCIAL STATEMENTS





                                WASHINGTON, D.C.

                                    FORM U-1





                                  CINERGY CORP.





                             AS OF DECEMBER 31, 1996



                                   (Unaudited)



                                Pages 1 through 6

                                  CINERGY CORP.
                          PRO FORMA STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1996

                                                                                                      Pro Forma
                                                                                   Actual            Adjustments           Pro Forma
                                                                                       (in thousands, except per share amounts)
OTHER INCOME AND EXPENSES - NET
Equity in earnings of consolidated subsidiaries .....................           $ 347,556            $ (10,179)           $ 337,377
Income taxes ........................................................               6,857                 --                  6,857
Other - net .........................................................              (1,501)                --                 (1,501)
                                                                                ---------            ---------            ---------
                                                                                  352,912              (10,179)             342,733

INCOME BEFORE INTEREST ..............................................             352,912              (10,179)             342,733

INTEREST ............................................................              18,115                 --                 18,115

NET INCOME ..........................................................           $ 334,797            $ (10,179)           $ 324,618

                                  CINERGY CORP.
                             PRO FORMA BALANCE SHEET
                              AT DECEMBER 31, 1996

ASSETS
                                                                                                   Pro Forma
                                                                             Actual               Adjustments             Pro Forma
                                                                                            (dollars in thousands)
CURRENT ASSETS
Cash and temporary cash investments ..........................            $     3,605             $      --               $    3,605
Notes receivable from affiliated
companies ....................................................                     42                    --                       42
Accounts receivable - net ....................................                    104                    --                      104
Accounts receivable from affiliated
companies ....................................................                 10,780                    --                   10,780
Prepayments ..................................................                  1,000                    --                    1,000
                                                                          -----------             -----------             ----------

                                                                               15,531                    --                   15,531
OTHER ASSETS
Investment in consolidated subsidiaries ......................              3,101,501                 (10,179)             3,091,322
Other ........................................................                  2,071                    --                    2,071
                                                                          -----------             -----------             ----------
                                                                            3,103,572                 (10,179)             3,093,393

                                                                          $ 3,119,103             $   (10,179)            $3,108,924

                                  CINERGY CORP.
                             PRO FORMA BALANCE SHEET
                              AT DECEMBER 31, 1996

CAPITALIZATION AND LIABILITIES
                                                                                                 Pro Forma
                                                                           Actual               Adjustments           Pro Forma
                                                                                         (dollars in thousands)
COMMON STOCK EQUITY
Common stock - $.01 par value;
Authorized shares - 600,000,000
Outstanding shares - 157,679,129 Actual ....................            $     1,577             $      --               $     1,577
Paid-in capital ............................................              1,590,735                    --                 1,590,735
Retained earnings ..........................................                992,273                 (10,179)                982,094
Cumulative foreign currency translation
adjustment .................................................                   (131)                   --                      (131)
                                                                        -----------             -----------             -----------
Total common stock equity ..................................              2,584,454                 (10,179)              2,574,275

CURRENT LIABILITIES
Notes payable ..............................................                509,000                    --                   509,000
Notes payable to affiliated
companies ..................................................                      7                    --                         7
Accounts payable ...........................................                  2,597                    --                     2,597
Accounts payable to affiliated
companies ..................................................                 23,196                    --                    23,196
Accrued taxes ..............................................                (14,439)                   --                   (14,439)
Accrued interest ...........................................                    975                    --                       975
                                                                        -----------             -----------             -----------
                                                                            521,336                    --                   521,336


OTHER LIABILITIES
Deferred income taxes ......................................                 13,287                    --                    13,287
Other ......................................................                     26                    --                        26
                                                                        -----------             -----------             -----------
                                                                             13,313                    --                    13,313

                                                                        $ 3,119,103             $   (10,179)            $ 3,108,924

                                CINERGY CORP.
                                   PRO FORMA STATEMENT OF CHANGES IN RETAINED EARNINGS
                                               YEAR ENDED DECEMBER 31, 1996

                                                                                                     Pro Forma
                                                                                 Actual             Adjustments           Pro Forma
                                                                                              (dollars in thousands)

BALANCE DECEMBER 31, 1995 .........................................            $ 950,216             $   --               $ 950,216

Net income ........................................................              334,797              (10,179)              324,618
Dividends on common stock .........................................             (274,358)                --                (274,358)
Costs of reacquisition of preferred stock
of subsidiary .....................................................              (18,391)                --                 (18,391)
Other .............................................................                    9                 --                       9
                                                                               ---------             --------             ---------


BALANCE DECEMBER 31, 1996 .........................................            $ 992,273             $(10,179)            $ 982,094

                                  CINERGY CORP.

     Pro Forma Journal Entries to Give Effect to the Various Cinergy System Companies' Pro Forma Journal Entries Involving Interest and Income Tax Expense
      from the Borrowing of Up to $453,300,000 from Banks on Cinergy Corp.

                                   Entry No. 1

Equity in earnings of subsidiaries           $10,179,231
      Investment in subsidiaries                       $10,179,231

To record the net  effect of the  various  Cinergy  sytem  companies'  pro forma
journal   entries   involving   interest  and  income  tax  expense  on  Cinergy
Corporation.